EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-161023 on Form S-3 of Consumers Bancorp, Inc. of our report dated September 16, 2021 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

/s/ Plante & Moran, PLLC
Plante & Moran, PLLC

Auburn Hills, Michigan

September 16, 2021